   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1999.

                                                REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            PROMUS HOTEL CORPORATION

               (Exact name of issuer as specified in its charter)

                     DELAWARE                                           67-1716020
         (State or other jurisdiction of                             (I.R.S. Employer
          incorporation or organization)                           Identification No.)

                               755 CROSSOVER LANE
                            MEMPHIS, TENNESSEE 38117
                                 (901) 374-5000
 (Address, including zip code, and telephone number, of registrant's principal executive offices)

STOCK OPTIONS GRANTED TO NORMAN P. BLAKE, JR. IN CONNECTION WITH HIS EMPLOYMENT

                            (Full title of the plan)

                  RALPH B. LAKE                                          COPY TO:
          SECRETARY AND GENERAL COUNSEL                             LAURA G. THATCHER
             PROMUS HOTEL CORPORATION                               ALSTON & BIRD LLP
                755 CROSSOVER LANE                           1201 WEST PEACHTREE STREET, N.W.
             MEMPHIS, TENNESSEE 38117                          ATLANTA, GEORGIA 30309-3424
                  (901) 374-5000                                      (404) 881-7546
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                                                   AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
      TITLE OF SECURITIES TO BE REGISTERED        REGISTERED (1)       SHARE (2)           PRICE (2)             FEE
                                                  100,000 shares
Common Stock, $.01 par value                            (3)              $50.00            $5,000,000         $1,390.00

(1) This registration statement also covers any additional share that may hereafter be granted as a result of the adjustment and anti-dilution provisions of the options.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the exercise prices of the outstanding options.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    (a) The documents constituting Part I of this registration statement will be sent or given to the optionholder as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

    (b) Upon written or oral request, the registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Ralph B. Lake, Secretary and General Counsel, at (901) 374-5000.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

        (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

        (2) The registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1998, and all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1997.

        (3) The description of common stock contained in the registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

    All other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference herein and are a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the securities registered hereby has been passed upon for the registrant by Ralph B. Lake. Mr. Lake is the Secretary and General Counsel of the registrant and receives remuneration from the registrant in that capacity.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Tenth of the registrant's Certificate of Incorporation provides, in detail, for the indemnification of directors, officers and employees of the registrant to the fullest extent permitted under Section 145 of the Delaware General Corporation Law ("DGCL").

    Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.
Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

    Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Certificate of Incorporation of Promus eliminates the liability of a director of Promus to Promus or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the DGCL.

    Under the Agreement and Plan of Merger, dated as of September 1, 1997, as amended October 1, 1997, by and among the registrant, Doubletree Corporation and certain affiliates of registrant (the "Merger Agreement"), for a period of six years after the Effective Time (as defined in the Merger Agreement), the registrant is required to maintain in effect directors' and officers' liability insurance covering its directors and officers. The registrant carries policies of insurance which cover the individual directors and officers of the registrant for legal liability and which would pay on behalf of the registrant for expenses of indemnification of directors and officers in accordance with the Certificate of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8. EXHIBITS

    The exhibits listed in the Exhibit Index are included as part of this registration statement.

ITEM 9. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on January 15, 1999.

                                              PROMUS HOTEL CORPORATION

                                                                By:

                                                                                 /s/ NORMAN P. BLAKE, JR.

                                                                         ----------------------------------------

                                                                                   Norman P. Blake, Jr.

                                                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND

                                                                                  CHAIRMAN OF THE BOARD


    Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph B. Lake, Jr. and Norman P. Blake, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

             NAME                        CAPACITY                   DATE
------------------------------  ---------------------------  -------------------
                                President, Chief Executive
   /s/ NORMAN P. BLAKE, JR.       Officer and Chairman of
------------------------------    the Board (Principal        January 15, 1999
     Norman P. Blake, Jr.         Executive Officer)

       /s/ DAN L. HALE          Chief Financial Officer
------------------------------    (Principal Financial and    January 15, 1999
         Dan L. Hale              Accounting Officer)

                                Director
------------------------------
      Priscilla Florence

       /s/ DALE F. FREY         Director
------------------------------                                January 15, 1999
         Dale F. Frey

   /s/ CHRISTOPHER W. HART      Director
------------------------------                                January 15, 1999
     Christopher W. Hart

   /s/ MICHAEL W. MICHELSON     Director
------------------------------                                January 15, 1999
     Michael W. Michelson

      /s/ JOHN H. MYERS         Director
------------------------------                                January 15, 1999
        John H. Myers

             NAME                        CAPACITY                   DATE
------------------------------  ---------------------------  -------------------

      /s/ C. WARREN NEEL        Director
------------------------------                                January 15, 1999
        C. Warren Neel

     /s/ MICHAEL I. ROTH        Director
------------------------------                                January 15, 1999
       Michael I. Roth

        /s/ JAY STEIN           Director
------------------------------                                January 15, 1999
          Jay Stein

       /s/ RONALD TERRY         Director
------------------------------                                January 15, 1999
         Ronald Terry

    /s/ PETER V. UEBERROTH      Director
------------------------------                                January 15, 1999
      Peter V. Ueberroth

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

EXHIBIT NUMBER                                                DESCRIPTION
-----------------  -------------------------------------------------------------------------------------------------

       4.1         Restated Certificate of Incorporation of the registrant (previously filed and incorporated herein by reference to the registrant's registration statement on Form S-4, filed on November 11, 1997
                   (File No. 40253).

       4.2         Amended and Restated Bylaws of the registrant.

       4.3         Rights Agreement between the registrant and First Union National Bank (previously filed and incorporated herein by reference to the registrant's Form 8-A, filed December 17, 1997).

        5          Opinion of Counsel as to the legality of the securities being registered.

      23.1         Consent of Counsel (contained in the opinion filed as Exhibit 5 hereof).

      23.2         Consent of Arthur Andersen LLP.

      23.3         Consent of KPMG LLP.

       24          Power of Attorney pursuant to which amendments to this registration statement may be filed
                   (included on the signature page contained in Part II hereof).